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                                                                       EXHIBIT 5

                            SHEPHERD & WEDDERBURN WS

3 December 1999

Scottish Power plc
1 Atlantic Quay
Glasgow G2 8SP
United Kingdom

Dear Sirs

    SCOTTISH POWER PLC (THE "COMPANY")
    FORM S-8 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT")

We have acted as Scottish counsel to the Company, a public limited company incorporated under the laws of Scotland, in connection with the filing of the Registration Statement under the U.S. Securities Act of 1933, as amended, covering 35,717,000 ordinary shares in the Company (the "Shares") to be issued from time to time pursuant to the PacifiCorp Stock Incentive Plan, the PacifiCorp K Plus Employee Savings and Stock Ownership Plan and the PacifiCorp Compensation Reduction Plan (collectively the "Plan"). We have reviewed the corporate action of the Company in connection with this matter and have examined those documents, corporate records and other instruments we deemed necessary for the purposes of the opinion.

For the purposes of this opinion we have assumed the genuineness of all signatures, stamps and seals on and the authenticity and completeness of all documents supplied to us as originals, and the conformity to originals of documents supplied to us as certified, photostatic or faxed copies.

Based on the foregoing, we are of the option that:

1. The Company is a corporation duly organised and validly existing under the laws of Scotland.

2. The Shares have been duly authorised by all necessary corporate action and, when issued in accordance with the terms and conditions of the Plan and the requisite resolutions of the Company's board of directors, and, with respect to any newly issued Shares, upon obtaining any necessary regulatory approvals, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is given only on the basis of and in respect of Scots law in effect and as interpreted and applied by the Scottish courts as at the date of this opinion. We do not purport to be qualified to comment or pass an opinion upon, and we express no opinion as to, the laws of any jurisdiction other than those of Scotland as are in effect as at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon for any other purpose or relied upon by or disclosed to any other person without our prior written consent.

Yours faithfully

/S/ SHEPHERD & WEDDERBURN WS
Shepherd & Wedderburn WS